Exhibit 99.1

PRESS RELEASE

CONTACT:

Marilynn Meek

ZAIS Financial Corp.

Financial Relations Board

212-827-3773

Proxy Advisory Firms, Institutional Shareholder Services and Glass Lewis, Recommend ZAIS
Financial Corp. Stockholders Vote in Favor of the Company’s Proposed Merger with Sutherland
Asset Management Corporation

RED BANK, N.J., Sept. 19, 2016 /PRNewswire/ -- ZAIS Financial Corp. (NYSE: ZFC) ("ZAIS Financial" or the "Company") today announced that Institutional Shareholder Services Inc. ("ISS") and Glass Lewis (“GL”), following their detailed review of the transaction, each recommend that ZFC stockholders vote FOR the issuance of shares in connection with ZFC’s merger with Sutherland Asset Management.

In their analysis, ISS cited a number of reasons why ZFC stockholders should vote in favor of the Sutherland transaction, including:

•	The proposed merger appears to offer higher value than liquidation

•	The proposed merger mitigates both the cost of terminating ZFC’s current advisory agreement, and potential litigation exposure related to GMFS

In arriving at its conclusion, GL stated “…we find that the proposed transaction is the result of a thorough sale process that was publicly announced and involved a large number of potential buyers, leaving little doubt that it likely represents the most favorable offer available at the present time, in our view.”

In line with the ISS and GL recommendations, ZFC also urges stockholders to vote FOR all proposals related to the merger at the Company’s special meeting scheduled to take place on September 27, 2016.

Okapi Partners LLC is assisting ZFC with its efforts to solicit proxies. Any stockholders who have questions about voting their shares should call Okapi Partners LLC toll free at (877) 285-5990.

Contact:

Okapi Partners
Michael Fein / Charles Garske / Teresa Huang

+1-212-297-0720
info@okapipartners.com

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust ("REIT") which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

ABOUT SUTHERLAND ASSET MANAGEMENT

SAM is a privately held REIT that originates, acquires, finances, services and manages small balance commercial ("SBC") loans, Small Balance Administration ("SBA") loans, and mortgage backed securities ("MBS") collateralized primarily by SBC loans, or other real estate-related investments.  SAM is externally managed and advised by Waterfall Asset Management LLC.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, the Company has filed a registration statement on Form S-4 (File No. 333-211251) with the Securities and Exchange Commission (the "SEC") that includes a definitive joint proxy statement/prospectus, which has been mailed or otherwise disseminated to shareholders of the Company and SAM, and will file other relevant documents concerning the merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SAM AND THE MERGER.

Investors and stockholders of the Company and SAM may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company's website at www.zaisfinancial.com. The Company's stockholders may also contact ZAIS Investor Services for additional information by calling 212-827-3773 or emailing mmeek@mww.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

The Company, SAM and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's and SAM's stockholders in respect of the proposed merger. Information regarding the Company's directors and executive officers can be found in the Company's Annual Report on Form 10-K filed with the SEC on March 10, 2016, as amended by its Form 10-K/A filed on April 29, 2016. Information regarding SAM's directors and executive officers can be found in the Company's registration statement on Form S-4 and amendments thereto filed with the SEC. Additional information regarding the interests of such potential participants is included in the definitive joint proxy statement/prospectus and may be included in other relevant documents filed with the SEC in connection with the merger if and when they become available. These documents are available free of charge on the SEC's website and from the Company or SAM, as applicable, using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain stockholder approvals relating to the merger and issuance of shares in connection therewith or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management's attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on ZFC and SAM's operating results and businesses generally; the outcome of any legal proceedings relating to the merger; changes in future loan production; the Company's ability to retain key managers of GMFS or the Company's external advisor; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of ZFC or SAM; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.